As filed with the Securities and Exchange Commission on November 30, 2022
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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American Equity Investment Life Holding Company
(Exact name of registrant as specified in its charter)
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Iowa	42-1447959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)
__________________________________________

Axel André
Executive Vice President & Chief Financial Officer
6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________
Copies to:
Catherine M. Clarkin
Sullivan & Cromwell, LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

15,886,163 Shares

American Equity Investment Life Holding Company
Common Stock
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This prospectus relates to the sale, from time to time, of up to 15,886,163 shares of our common stock, par value $1 per share, by North End Re (Cayman) SPC and Freestone Re Ltd., the “Selling Stockholders” identified in this prospectus. The Selling Stockholders may offer and sell shares of our common stock held by them as described under the caption “Plan of Distribution.”
We are not offering any common stock for sale pursuant to this prospectus. We will not receive any proceeds from sales of the shares offered by the Selling Stockholders pursuant to this prospectus.
Our common stock is listed on the New York Stock Exchange under the trading symbol "AEL." The last reported closing price of our common stock on the NYSE on November 29, 2022 was $39.72 per share.
Investing in our common stock involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any applicable prospectus supplement and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 6.
None of the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance or any other regulatory body has approved or disapproved of any of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 30, 2022.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
This prospectus is part of an "automatic shelf" registration statement that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, the Selling Stockholders may sell, from time to time, shares of common stock described in this prospectus in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock that the Selling Stockholders may offer. Under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the Selling Stockholders. The prospectus supplement and any applicable free writing prospectus may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We urge you to read both this prospectus and any applicable prospectus supplement and any applicable free writing prospectus prepared by or on behalf of the company for a specific offering of our common stock by the Selling Stockholders, together with the additional information described under the heading "Where You Can Find More Information" on page 13 of this prospectus.
This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
Neither we nor the Selling Stockholders on our behalf have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus, any applicable prospectus supplement or any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

All references to "we," "us," "our," the "company" or "American Equity" in this prospectus are to American Equity Investment Life Holding Company and its consolidated subsidiaries, unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS
This prospectus, the information incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus and statements made by our representatives from time to time may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may relate to markets for our products, trends in our operations or financial results, strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks and other financial developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “strong”, “believe”, “intend”, “goal”, “objective”, “target”, “position”, “potential”, “will”, “may”, “would”, “should”, “can”, “deliver”, “accelerate”, “enable”, “estimate”, “projects”, “outlook”, “opportunity” or similar words, as well as specific projections of future events or results qualify as forward-looking statements. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements include, among other things:
•results differing from assumptions, estimates, and models;
•interest rate condition changes;
•investments losses or failures to grow as quickly as expected due to market, credit, liquidity, concentration, default, and other risks;
•option costs increases;
•counterparty credit risks;
•third parties service-provider failures to perform or to comply with legal or regulatory requirements;
•poor attraction and retention of customers or distributors due to competitors’ greater resources, broader array of products, and higher ratings;
•information technology and communication systems failures or security breaches;
•credit or financial strength downgrades;
•inability to raise additional capital to support our business and sustain our growth on favorable terms;
•U.S. and global capital market and economic deterioration due to major public health issues, including the COVID-19 pandemic, political or social developments, or otherwise;
•failure to authorize and pay dividends on our preferred stock;
•subsidiaries’ inability to pay dividends or make other payments to us;
•failure at reinsurance, investment management, or third-party capital arrangements;
•failure to prevent excessive risk-taking;
•failure of policies and procedures to protect from operational risks;
•increased litigation, regulatory examinations, and tax audits;
•changes to laws, regulations, accounting, and benchmarking standards;
•takeover or combination delays or deterrence by laws, corporate governance documents, or change-in-control agreements;
•effects of climate changes, or responses to it; and
•failure of efforts to meet environmental, social, and governance standards and to enhance sustainability.
You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
We are a leader in the development and sale of fixed index and fixed rate annuity products. We were incorporated in the state of Iowa on December 15, 1995. We issue fixed annuity products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company. We have one business segment which represents our core business comprised of the sale of fixed index and fixed rate annuities. We are licensed to sell our products in 50 states and the District of Columbia.
Our executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our website address is www.american-equity.com. Information contained on our website is not incorporated by reference in and does not constitute a part of this prospectus.
RISK FACTORS
Investing in our common stock involves risk. Before you decide whether to purchase any of our common stock, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any applicable prospectus supplement or any applicable free writing prospectus, you should carefully consider the risk factors described in the section entitled "Risk Factors" in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein, before making an investment decision. For more information, see the section entitled "Where You Can Find More Information" on page 13 of this prospectus. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.
USE OF PROCEEDS
The Selling Stockholders will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus. We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders. We will not be responsible for any fees and expenses incurred by the Selling Stockholders payable in connection with any sale of shares of our common stock pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Iowa Business Corporation Act (the “IBCA”), our articles of incorporation, as amended (our "amended articles of incorporation"), and our amended and restated bylaws (our “bylaws”)
Our authorized capital stock consists of 200,032,000 shares, of which 200,000,000 shares are common stock, par value $1 per share, and 32,000 shares are preferred stock, par value $1 per share. As of November 8, 2022, we had issued and outstanding 85,702,260 shares of common stock, 28,000 shares of preferred stock, options to purchase 1,788,088 shares of common stock at a weighted average exercise price of $28.18 per share and 1,378,041 restricted stock units, which are settled in shares of common stock. As of November 8, 2022, 1,305,893 shares of common stock were available for future grants of equity awards.
Common Stock
Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders. Except as otherwise provided in our amended articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to be voted in the election at a meeting at which a quorum is present. Cumulative voting for the election of directors is not permitted. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless our amended articles of incorporation or the IBCA require a greater number of affirmative votes. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors. Holders of our common stock are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.
In 2021 and 2020, we paid an annual cash dividend of $0.34 and $0.32, respectively, per share on our common stock. We intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so. However, we anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.
Since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries' ability to make distributions of cash or property to us. Financial covenants under our existing or future loan agreements and reinsurance agreements, or provisions of the laws of the states where we or our subsidiaries are organized, may limit our subsidiaries' ability to make sufficient distributions to us to permit us to pay cash dividends on our common stock.
As of November 10, 2022, there were approximately 36,171 holders of our common stock.
Preferred Stock
We are authorized to issue up to 2,000,000 shares of preferred stock. Our amended articles of incorporation authorize our board, without any further shareholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.
Indemnification of Directors and Executive Officers and Limitation of Liability
Section 490.202 of the IBCA permits a corporation to include provisions in its articles of incorporation (1) eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) an unlawful distribution made to shareholders; and (iv) an intentional violation of criminal law, and (2) permitting or making obligatory the indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except liability for (i) the receipt of a financial benefit to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) an unlawful distribution made to shareholders; or (iv) an intentional violation of criminal law.
Consistent with the above authorizations granted under the IBCA, our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for:
•the amount of a financial benefit received by a director to which the director is not entitled;
•an intentional infliction of harm on us or our shareholders;
•an unlawful distribution made to our shareholders; and
•an intentional violation of criminal law.
Our amended articles of incorporation also provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director of the company, or was or is serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:
•the amount of a financial benefit received by a director to which the director is not entitled;
•an intentional infliction of harm on the company or its shareholders;
•an unlawful distribution made to shareholders; and
•an intentional violation of criminal law.
Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person was or is a director of the company or was or is serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to have paid directly by us the expenses reasonably incurred by a director in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent the board of directors determines to be appropriate and authorized by Iowa law.
Selected Amended Articles of Incorporation and Bylaws Provisions
Our amended articles of incorporation and bylaws include provisions that may have the effect of delaying, deferring or preventing (a) a change in control of the company or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.
Classified Board of Directors. Our amended articles of incorporation provide for our board of directors to be divided into three classes of directors serving staggered, three-year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings to replace a majority of the members of the board of directors.
Notice Procedures. Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

Shareholder Meetings. Our bylaws provide that special meetings may be called only by the board of directors or shareholders owning at least 50% of all the votes entitled to be cast on any issue proposed at the special meeting.
Authorized but Unissued or Undesignated Capital Stock. Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the effect of delaying, deferring or preventing a change in control of the company. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.
Iowa Takeover Statute
We are subject to Section 490.1110 of the IBCA which prohibits any "business combination" transaction between an Iowa corporation and any "interested shareholder" for a period of three years after the time that such shareholder became an interested shareholder, unless:
•the board of directors approves, prior to such time, either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;
•upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by the directors, officers or certain employee stock plans; or
•at or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized at a shareholders' meeting by the affirmative vote of at least two-thirds of the outstanding shares of the corporation's voting stock other than shares owned by the interested shareholder.
Section 490.1110 defines "business combination" to include:
•any merger or consolidation involving the corporation and any interested shareholder;
•any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;
•any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or
•any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.
In general, an "interested shareholder" is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated or associated with or controlled by such person. "Person" means any individual, corporation, partnership, unincorporated association or other entity.
Other Iowa Statutory Provisions
Section 490.1108A of the IBCA provides that our directors, when considering acquisition proposals and determining what is in our best interest, may consider, in addition to the effects of any action on shareholders, the effects of such action on our employees, suppliers, creditors, customers and the communities in which we operate, as well as the long-term and short-term interests of us and our shareholders. Consideration of any or all of these community interest factors is not a violation of the business judgment rule or our directors’ duties, even if our directors reasonably determine that effects on a community interest factor or factors outweigh the financial or other benefits to us or a shareholder or group of shareholders.

Section 490.624 of the IBCA includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights, options or warrants issued by a corporation that preclude or limit the exercise, transfer or receipt of such rights, options or warrants by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares or that invalidate or void such stock rights, options or warrants held by any such person.
The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests or those of our shareholders or other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS
The following table sets forth information with respect to the ownership of our common stock by the Selling Stockholders. The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentage computations are based on approximately 85,702,260 shares of our common stock outstanding as of November 8, 2022.

Name of Beneficial Owner	Number of Shares Owned	Percent of Class (%)
North End Re (Cayman) SPC (1)(3)	12,028,979	14.04
Freestone Re Ltd. (2)(3)	3,857,184	4.5
(1)The address of North End Re (Cayman) SPC is 18 Forum Lane, 2nd Floor, Camana Bay, Grand Cayman, KY-1102, Cayman Islands. The board of directors of North End Re (Cayman) SPC has voting and investment control over the common shares owned by the Selling Stockholder as reported in the table above. BAM Re Partners Trust, BAM Re Holdings Ltd., and Brookfield Asset Management Reinsurance Partners Ltd. (“Brookfield Reinsurance”) share voting and investment control over the common shares held by such Selling Stockholder and may be deemed beneficial owners of the common shares held by such Selling Stockholder.
(2)The address of Freestone Re Ltd. is Wellesley House South, 2nd Floor, Pembroke HM08, Bermuda. The board of directors of Freestone Re Ltd. has voting and investment control over the common shares owned by the Selling Stockholder as reported in the table above. BAM Re Partners Trust, BAM Re Holdings Ltd., and Brookfield Reinsurance share voting and investment control over the common shares held by such Selling Stockholder and may be deemed beneficial owners of the common shares held by such Selling Stockholder.
(3)The number of shares of common stock that we are registering under this registration statement represents the total number of shares beneficially owned by the Selling Stockholders.
Both of the Selling Stockholders named in the table above are affiliates of Brookfield Reinsurance. For information regarding certain material relationships between Brookfield Reinsurance and the Company, see “Related Person Transaction Disclosures” in our Definitive Proxy Statement on Schedule 14A for the 2022 annual meeting of shareholders and in Item 5 of Part II in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, each incorporated by reference into this prospectus.
We are filing the registration statement, of which this prospectus forms a part, to satisfy our obligations under the investment agreement, dated October 17, 2020, between us, Brookfield Asset Management, Inc. and an affiliate of Brookfield Reinsurance as the purchaser subsidiary (as amended, the “Investment Agreement”). Under the terms of the Investment Agreement, the Selling Stockholders cannot sell more than 4.9% of our common stock to a single third party, with certain exceptions, unless they provide us with a written sale notice containing the material terms of the proposed transfer. Upon receipt of such a sale notice, we have the right to purchase the shares of common stock proposed to be transferred on the terms set forth in the sale notice by delivery of a written notice to Brookfield Reinsurance within five business days of our receipt of the sale notice. A copy of the Investment Agreement is filed as Exhibit 10.16 to our Annual Report on Form 10-K for the year ended December 31, 2021.

PLAN OF DISTRIBUTION
The Selling Stockholders may sell shares of our common stock from time to time in the manner described in an applicable prospectus supplement. We will not be responsible for any fees or expenses incurred by the Selling Stockholders in connection with any sale of shares of our common stock pursuant to this prospectus and, unless specified in an applicable prospectus supplement, we will not indemnify any third party or be responsible for their fees or expenses in connection with any sale of shares of our common stock by the Selling Stockholders pursuant to this prospectus or any prospectus supplement.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Nyemaster Goode PC will provide opinions regarding the validity of the shares of common stock. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and financial statement schedules of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2021, and for the year ended December 31, 2021, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports incorporated by reference herein have been included in reliance on their reports given on their authority as experts in accounting and auditing.
The consolidated financial statements and financial statement schedules of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2020, and for each of the two years ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. For further information with respect to us and the shares of common stock being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are accessible through the Internet at www.sec.gov.
The SEC allows us to "incorporate by reference" the information we file with them, which means that (i) we can disclose important information to you by referring you to such information in documents we have filed with the SEC and (ii) such information is considered part of this prospectus. The following documents are incorporated by reference into this prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in any accompanying prospectus supplement):
•Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 1, 2022;
•Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 filed on May 9, 2022, June 30, 2022 filed on August 9, 2022 and September 30, 2022 filed on November 8, 2022;
•Current Reports on Form 8-K filed on January 3, 2022, February 17, 2022, February 23, 2022, June 14, 2022, July 7, 2022, July 11, 2022, November 17, 2022, November 23, 2022 and November 29, 2022;
•The description of the common stock which is contained in our registration statement on Form 8-A filed on November 26, 2003 (Commission File No. 001-31911) under the Exchange Act, including any amendment or reports filed for the purpose of updating such description; and
•The sections of our Definitive Proxy Statement on Schedule 14A for the 2022 annual meeting of shareholders incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.
In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing that is incorporated or deemed incorporated by reference into this prospectus will be deemed to be a part of this prospectus, commencing on the date of such filing. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, at no cost to the requestor, upon written or oral request. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:
American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, Iowa 50266
Attention: Treasurer
Telephone: (515) 221-0002
These documents can also be requested through, and are available in, the Investor Relations section of our website, which is located at https://ir.american-equity.com/. The reference to our website address does not constitute incorporation by reference of the information contained on our website. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by American Equity Investment Life Holding Company in connection with the offer and sale of the shares of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee		$68,468.12
Transfer Agents' Fees and Expenses	$	*
Printing and Engraving Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous	$	*

Total	$	*

* These fees cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Section 490.202 of the Iowa Business Corporation Act (the "IBCA") provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) an unlawful distribution made to shareholders; or (4) an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, subject to specified standards being met and subject to certain exclusions. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.
Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director meets certain conditions.
Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation's articles of incorporation, the bylaws, a resolution of the board of directors or contract, subject to certain exclusions. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.
Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) an unlawful distribution made to our shareholders; and (4) an intentional violation of criminal law. Our amended articles of incorporation also provide that each of our current and former directors who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director of the company or was or is serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, except liability for: (1) a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on us or our shareholders; (3) an unlawful distribution made to our shareholders; and (4) an intentional violation of criminal law. In addition to such indemnification, any such director and any officer are entitled to have any expenses reasonably incurred in defending any such proceeding in advance of its final disposition paid directly by us to the fullest extent permitted by applicable law.
Our bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our amended articles of incorporation. Our bylaws also provide for advances of expenses to our directors and officers on the same terms as provided in our amended articles of incorporation. The indemnification provisions of our bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our amended articles of incorporation or any agreement, vote of shareholders or disinterested directors or otherwise.
As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 16. Exhibits
Note Regarding Reliance on Statements in Our Contracts and Other Exhibits: We include agreements and other exhibits to this registration statement on Form S-3, to provide information regarding their terms and not to provide any other factual or disclosure information about us, our subsidiaries or affiliates, or the other parties to the agreements, or for any other purpose. The agreements and other exhibits contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement or other arrangement and (i) should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have in many cases been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a way that is different from what may be viewed as material to investors; and (iv) were made only as of the date of the applicable agreement or other exhibit, or such other date or dates as may be specified in the document and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.
The following is a list of all exhibits filed as a part of this registration statement on Form S-3:

Exhibit No.	Description
1.1*	Form(s) of Underwriting Agreement
3.1
Articles of Incorporation, including Articles of Amendment (Incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form 10, filed on July 22, 1999, File No. 000-25985)

3.2	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to Form 10-Q for the period ended June 30, 2000 filed on August 14, 2000, File No. 000-25985)
3.3
Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed on October 20, 2003, File No. 333-108794)

3.4	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-3 filed on January 15, 2008, File No. 333-148681)
3.5	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.5 to Form 10-Q for the period ended June 30, 2011 filed on August 5, 2011, File No. 001-31911)
3.6	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Form 8-A12B filed on November 20, 2019, File No. 001-31911)
3.7	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.7 to Form 8-A12B filed on June 16, 2020, File No. 001-31911)
3.8	Fourth Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to Form 8-K filed on November 23, 2022, File No. 001-31911)
4.1
Form of Certificate for the common stock of American Equity Investment Life Holding Company, par value $1 per share (Incorporated by reference to Exhibit 4.11 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-108794), filed on November 12, 2003)

5.1	Opinion of Nyemaster Goode PC
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of KPMG LLP, independent registered public accounting firm

23.3	Consent of Nyemaster Goode PC (included in Exhibit 5.1)
24.1	Powers of Attorney (contained on signature pages hereto).
107	Filing Fee Table
* To be filed as an amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, if applicable, and incorporated herein by reference.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on November 30, 2022.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
By:	/s/ Axel André Axel André, Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anant Bhalla, Axel André, and Mark A. Schuman, and each of them, and each of their successors as Chief Executive Officer, Chief Financial Officer, and Vice President and Associate General Counsel, Securities and Governance of American Equity Investment Life Holding Company, and each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (Capacity)	Date
/s/ ANANT BHALLA	Chief Executive Officer, President and Director	November 30, 2022
Anant Bhalla	(Principal Executive Officer)

/s/ AXEL ANDRÉ	Executive Vice President and Chief Financial Officer	November 30, 2022
Axel André	(Principal Financial Officer)

/s/ DEWAYNE LUMMUS	Senior Vice President and Chief Accounting Officer	November 30, 2022
Dewayne Lummus	(Principal Accounting Officer)

/s/ DAVID S. MULCAHY	Non-Executive Chairman and Director	November 30, 2022
David S. Mulcahy

/s/ JOYCE A. CHAPMAN	Director	November 30, 2022
Joyce A. Chapman

/s/ BRENDA J. CUSHING	Director	November 30, 2022
Brenda J. Cushing

/s/ DOUGLAS T. HEALY	Director	November 30, 2022
Douglas T. Healy

/s/ ROBERT L. HOWE	Director	November 30, 2022
Robert L. Howe

/s/ WILLIAM R. KUNKEL	Director	November 30, 2022
William R. Kunkel

/s/ ALAN D. MATULA	Director	November 30, 2022
Alan D. Matula

/s/ GERARD D. NEUGENT	Director	November 30, 2022
Gerard D. Neugent